UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 7, 2011
Date of Report (date of earliest event reported)

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ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, Ascena Retail Group, Inc. issued a press release announcing the appointment of John J. Sullivan (58) to serve as Executive Vice President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to his appointment, Mr. Sullivan served as Executive Vice President and Chief Information Officer for QVC, Inc. for four years, where his responsibilities included oversight of all aspects of QVC’s IT department, including applications development, technology, production services and telecommunications. Prior to joining QVC, Mr. Sullivan spent 11 years with Liz Claiborne, Inc., where he most recently served as Senior Vice President Sourcing, Systems and Chief Information Officer, where he was responsible for the company’s global information systems, merchandise replenishment, global apparel and accessories manufacturing and customer service for both wholesale and retail operations. John began his career there as Vice President of Information Systems and Customer Service and progressed into various leadership positions. Prior to Liz Claiborne, John held various IT leadership positions at Goody’s Family Clothing, Ames Department Stores, Johnson & Associates and Knapp Shoes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Employment Offer Letter effective November 7, 2011.
99.1	Press Release of Ascena Retail Group, Inc. dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: November 10, 2011	By:	/s/ Armand Correia
		Name:	Armand Correia
		Title:	Executive Vice President and Chief Financial Officer